Exhibit 99.1

PRESS RELEASE

HOYNE BANCORP, INC. ANNOUNCES MEMBER APPROVAL OF PLAN OF CONVERSION, FUNDING OF THE FOUNDATION AND EXPECTED CLOSING DATE OF CONVERSION AND STOCK OFFERING

Chicago, IL (November 14, 2025) -- Hoyne Bancorp, Inc. (the “Company”), a Delaware corporation and the proposed savings and loan holding company for Hoyne Savings Bank (the “Bank”), announced that it has completed the subscription offering (the “Subscription Offering”) conducted in connection with the conversion of Hoyne Savings, MHC from the mutual holding company structure to stock holding company structure and the conversion of the Bank to a stock savings bank and wholly-owned subsidiary of the Company (the “Conversion”), pursuant to its previously announced plan of conversion (the “Plan of Conversion”).

The Company announced that based on preliminary results, the Subscription Offering, which expired on November 5, 2025, was oversubscribed in the first category of the Subscription Offering by eligible account holders as of the close of business on March 31, 2024. Valid stock orders from depositors having first priority will be filled in accordance with the allocation procedures described in the Company’s prospectus dated September 30, 2025 and set forth in the Plan of Conversion. No other orders placed in the Subscription Offering will be filled, and unfulfilled subscribers will have their funds returned with interest promptly upon the closing of the Conversion. The Company is currently processing the orders and will provide allocation information as soon as it is available. The number of shares to be sold in connection with the Conversion and Subscription Offering will be based on a final appraisal and receipt of final regulatory approvals. The Company will provide more information as soon as it is available.

The Stock Information Center will be confirming the allocation information for first category subscribers after all final approvals are received. Other information regarding the Subscription Offering may be obtained by contacting the Stock Information Center at (844) 265-9679. The Stock Information Center is open Monday through Friday, between 9:00 a.m. and 3:00 p.m., Central Time, except on bank holidays.

The Company also announced today that the members of Hoyne Savings, MHC approved the Plan of Conversion as well as the establishment of and funding by the Company of Hoyne Charitable Foundation, Inc., a charitable foundation formed in connection with the Conversion. The closing of the Subscription Offering and Conversion remains subject to final regulatory approvals and the satisfaction of customary closing conditions and are expected to close early December 2025. The Company’s common stock is expected to begin trading on The Nasdaq Capital Market under the trading symbol “HYNE” shortly after closing.

Keefe, Bruyette & Woods, Inc., A Stifel Company, acted as selling agent in the Subscription Offering and served as financial advisor to the Company and the Bank in connection with the Conversion. Vedder Price P.C., Chicago, IL acted as legal counsel to the Company and the Bank. Breyer & Associates PC acted as legal counsel to Keefe, Bruyette & Woods, Inc., A Stifel Company.

Forward-Looking Statements

Certain statements contained herein are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future events, business strategies and decisions that are subject to change. Certain factors could cause actual results to differ materially from the anticipated results, events or other expectations expressed in the forward-looking statements, including delays in timely receiving final regulatory approvals; our ability to satisfy the closing conditions to the offering; and events or uncertainties outside of our control that delay or adversely impact the consummation of the offering and the conversion.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by means of the written prospectus forming part of the registration statement.

The shares of common stock of Hoyne Bancorp, Inc. are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Contact: Walter Healy

President & Chief Executive Officer

(708) 434-4300